UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

36 S. Pennsylvania Street, Suite 500 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

    On May 5, 2008, Gary Reinwald, Executive Vice President, Development, notified The Steak n Shake Company (the "Company") that he is resigning effective June 1, 2008.

    Mr. Reinwald will receive the Company's standard severance package for a person at his level; a copy of the first amendment to the agreement setting forth the terms is attached hereto as Exhibit 10.1, and the information contained therein is incorporated herein by reference as part of this item. The original agreement was filed with the Company's Form 10-K for the fiscal year ended September 26, 2007. Pursuant to the 1997 Capital Appreciation Plan, Gary will receive a pro rata amount of unvested restricted stock, the amount of which will reflect the months he worked during the vesting period divided by the 36-month vesting period.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment dated April 22, 2008 to Change in Control Agreement dated November 7, 2007.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE STEAK N SHAKE COMPANY

By: /s/ Jeffrey A. Blade
Jeffrey A. Blade,
Interim President, Executive Vice President, Chief Financial & Administrative Officer

Dated: May 9, 2008